Exhibit 99.1

Supermicro Announces First Quarter Fiscal Year 2023 Financial Results

SAN JOSE, Calif. -- November 1, 2022 (BUSINESS WIRE) -- Supermicro (Nasdaq: SMCI), a Total IT Solution Provider for Cloud, AI/ML, Storage, and 5G/Edge, today announced financial results for its first quarter of fiscal year 2023 ended September 30, 2022.

First Quarter Fiscal Year 2023 Highlights
•Net sales of $1.85 billion versus $1.64 billion in the fourth quarter of fiscal year 2022 and $1.03 billion in the same quarter of last year.

•Gross margin of 18.8% versus 17.6% in the fourth quarter of fiscal year 2022 and 13.4% in the same quarter of last year.

•Net income of $184 million versus $141 million in the fourth quarter of fiscal year 2022 and $25 million in the same quarter of last year.

•Diluted net income per common share of $3.35 versus $2.60 in the fourth quarter of fiscal year 2022 and $0.48 in the same quarter of last year.

•Non-GAAP diluted net income per common share of $3.42 versus $2.62 in the fourth quarter of fiscal year 2022 and $0.58 in the same quarter of last year.

•Cash flow provided by operations for the first quarter of fiscal year 2023 of $314 million and capital expenditures of $11 million.

Non-GAAP gross margin for the first quarter of fiscal year 2023 was 18.8%. Non-GAAP diluted net income per common share for the first quarter of fiscal year 2023 was $3.42, which adds back stock-based compensation expenses of $7.8 million, net of the related tax effects.

As of September 30, 2022, total cash and cash equivalents was $238 million and total bank debt was $250 million.

“In Q1 fiscal 2023, our revenue reached a record $1.85 billion dollars, which makes it our 7th consecutive quarter of accelerating YoY growth,” said Charles Liang, Chairman and CEO, Supermicro. “The 79% YoY quarterly growth is about ten times faster than the current industry average. It proves that our Green Computing and Total IT Solutions continue to gain customers’ acceptance and trust. We recognize the opportunities being driven by more demanding compute, storage, telco and AI workloads. Our new generation of products based on optimized system building blocks is the foundation behind our strong, continued growth going forward.”

Business Outlook and Management Commentary

For the second quarter of fiscal year 2023 ending December 31, 2022, the Company expects net sales of $1.7 billion to $1.8 billion, GAAP net income per diluted share of $2.54 to $2.81 and non-GAAP net income per diluted share of $2.64 to $2.90. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 17.4% and 19.4%, respectively, and a fully diluted share count of 55.7 million shares for GAAP and fully diluted share count of 57.0 million shares for non-GAAP. The outlook for Q2 of fiscal year 2023 GAAP net income per diluted share includes approximately $11.8 million in expected stock-based compensation expense.

For fiscal year 2023 ending June 30, 2023, the Company raises its guidance for net sales from a range of $6.2 billion to $7.0 billion to $6.5 billion to $7.5 billion, GAAP net income per diluted share from at least $7.27 to a range of $8.50 to $11.00, and non-GAAP net income per diluted share from at least $7.50 to a range of $9.00 to $11.30. The Company’s projections for annual GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 19.2% and 19.8%, respectively, and a fully diluted share count of 57.0 million shares for GAAP and fully diluted share count of 58.4 million shares for non-GAAP. The outlook for fiscal year 2023 GAAP net income per diluted share includes approximately $32.7 million in expected stock-based compensation and other expenses, net of related tax effects that are excluded from non-GAAP net income per diluted share.

Conference Call and Webcast Information
Supermicro will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its first quarter of fiscal year 2023.
Those wishing to access the live webcast may use the following link:
https://events.q4inc.com/attendee/707364803

The conference call can be accessed by registering online at:

https://conferencingportals.com/event/fIceWmPv
After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.
A replay of the webcast will be available shortly after the call on the Company’s investor relations website (https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may relate to, among other things, the second quarter of fiscal year 2023 and full year fiscal 2023 guidance, Green Computing and Total IT Solutions gaining customers’ acceptance and trust, the drivers for the Company’s opportunities, and the ability of the Company’s new generation of products to be the foundations to growth going forward. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic continues to present significant uncertainties for all parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022, and Quarterly Reports on Form 10-Q filed thereafter.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses and other expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses, special performance bonuses, litigation and controls remediation expense and other expenses, adjusted for the related tax effects. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of gross margin to non-GAAP gross margin and from diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first to market innovation for Enterprise, Cloud, AI and 5G Telco/Edge IT Infrastructure. We are transforming to being a Total IT Solutions provider with server, AI, storage, IoT and switch systems, software and services while continuing to deliver advanced high-volume motherboard, power and chassis products. The products are designed and manufactured in-house (in US, Taiwan and Netherlands) leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power and cooling solutions (air conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

Investor Relations Contact
Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	September 30,	June 30,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$238,268	$267,397
Accounts receivable, net of allowance for credit losses	736,312	834,513
Inventories	1,736,055	1,545,606
Prepaid expenses and other current assets	169,245	158,799
Total current assets	2,879,880	2,806,315
Investment in equity investee	4,352	5,329
Property, plant and equipment, net	290,752	285,972
Deferred income taxes, net	89,155	69,929
Other assets	37,144	37,532
Total assets	$3,301,283	$3,205,077
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$785,025	$655,403
Accrued liabilities	213,521	212,419
Income taxes payable	68,411	41,743
Short-term debt	101,173	449,146
Deferred revenue	185,225	111,313
Total current liabilities	1,353,355	1,470,024
Deferred revenue, non-current	134,625	122,548
Long-term debt	148,551	147,618
Other long-term liabilities	39,549	39,140
Total liabilities	1,676,080	1,779,330
Stockholders’ equity:
Common stock and additional paid-in capital	497,183	481,741
Accumulated other comprehensive income	514	911
Retained earnings	1,127,339	942,923
Total Super Micro Computer, Inc. stockholders’ equity	1,625,036	1,425,575
Noncontrolling interest	167	172
Total stockholders’ equity	1,625,203	1,425,747
Total liabilities and stockholders’ equity	$3,301,283	$3,205,077

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended September 30,
	2022	2021
Net sales	$1,852,130	$1,032,730
Cost of sales	1,504,595	894,591
Gross profit	347,535	138,139
Operating expenses:
Research and development	74,243	65,143
Sales and marketing	29,363	21,624
General and administrative	23,806	22,244
Total operating expenses	127,412	109,011
Income from operations	220,123	29,128
Other income, net	8,054	50
Interest expense	(3,938)	(804)
Income before income tax provision	224,239	28,374
Income tax (provision)	(38,934)	(3,325)
Share of (loss) income from equity investee, net of taxes	(889)	388
Net income	$184,416	$25,437
Net income per common share:
Basic	$3.51	$0.50
Diluted	$3.35	$0.48
Weighted-average shares used in calculation of net income per common share:
Basic	52,598	50,796
Diluted	55,017	52,916

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended September 30,
	2022	2021
Cost of sales	$884	$447
Research and development	6,118	3,880
Sales and marketing	809	517
General and administrative	3,203	2,171
Stock-based compensation expense	$11,014	$7,015

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Three Months Ended September 30,
	2022	2021
Net cash provided by (used in) operating activities	$313,587	$(134,571)
Net cash (used in) investing activities	(10,746)	(11,902)
Net cash (used in) provided by financing activities	(331,183)	184,262
Effect of exchange rate fluctuations on cash	(1,472)	(11)
Net (decrease) increase in cash, cash equivalents and restricted cash	(29,813)	37,778
Cash, cash equivalents and restricted cash at the beginning of the period	268,559	233,449
Cash, cash equivalents and restricted cash at the end of the period	$238,746	$271,227

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
GAAP GROSS PROFIT	$347,535	$287,344	$138,139
Stock-based compensation	884	498	447
Other expenses	—	—	295
NON-GAAP GROSS PROFIT	$348,419	$287,842	$138,881

GAAP GROSS MARGIN	18.8%	17.6%	13.4%
Stock-based compensation	0.0%	0.0%	0.0%
Other expenses	—%	—%	0.0%.
NON-GAAP GROSS MARGIN	18.8%	17.6%	13.4%

GAAP OPERATING EXPENSE	$127,412	$122,131	$109,011
Stock-based compensation	(10,130)	(8,386)	(6,568)
Special performance bonuses	—	—	(158)
Litigation and controls remediation expenses	—	(234)	(1,326)
NON-GAAP OPERATING EXPENSE	$117,282	$113,511	$100,959

GAAP INCOME FROM OPERATIONS	$220,123	$165,213	$29,128
Stock-based compensation	11,014	8,884	7,015
Special performance bonuses	—	—	453
Litigation and controls remediation expenses	—	234	1,326
NON-GAAP INCOME FROM OPERATIONS	$231,137	$174,331	$37,922

GAAP OPERATING MARGIN	11.9%	10.1%	2.8%
Stock-based compensation	0.6%	0.6%	0.7%
Special performance bonuses	—%	—%	0.1%
Litigation and controls remediation expenses	—%	0.0%	0.1%
NON-GAAP OPERATING MARGIN	12.5%	10.7%	3.7%

GAAP TAX EXPENSE	$38,934	$25,760	$3,325
Adjustments to tax provision	3,230	4,137	2,830
NON-GAAP TAX EXPENSE	$42,164	$29,897	$6,155

GAAP NET INCOME	$184,416	$140,822	$25,437
Stock-based compensation	11,014	8,884	7,015
Special performance bonuses	—	—	453
Litigation and controls remediation expenses	—	234	1,326
Adjustments to tax provision	(3,230)	(4,137)	(2,830)
NON-GAAP NET INCOME	$192,200	$145,803	$31,401

GAAP NET INCOME PER COMMON SHARE – BASIC	$3.51	$2.70	$0.50
Impact of Non-GAAP adjustments	0.14	0.10	0.12
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$3.65	$2.80	$0.62

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands except per share amounts)
 (unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021

GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.35	$2.60	$0.48
Impact of Non-GAAP adjustments	0.07	0.02	0.10
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$3.42	$2.62	$0.58

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	52,598	52,111	50,796
BASIC – NON-GAAP	52,598	52,111	50,796

DILUTED – GAAP	55,017	54,260	52,916
DILUTED – NON-GAAP	56,271	55,611	54,363